SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

BIO-KEY INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 30, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of BIO-key International, Inc., on Friday, June 22, 2018, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by signing, dating and returning your proxy card in the enclosed envelope, voting by internet, or voting by telephone as described in the Proxy Statement. Your shares will be voted in accordance with the instructions you have given in your proxy.

Our board of directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours, /s/ Michael W. DePasquale Michael W. DePasquale Chairman and Chief Executive Officer

BIO-key International, Inc.
3349 Highway 138, Building A, Suite E
Wall, NJ 07719

Notice of Annual Meeting of Stockholders
Friday, June 22, 2018

To Our Stockholders:

The Annual Meeting of Stockholders of BIO-key International. Inc., a Delaware corporation (the “Company”), will be held on Friday, June 22, 2018, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, for the following purposes:

1.     To elect eight members of the board of directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.     To ratify the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.     To approve, on an advisory basis, our executive compensation;

4.     To approve, on an advisory basis, the frequency of the advisory approval of our executive compensation; and

5.     To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock, series A-1 convertible preferred stock, and series B-1 convertible preferred stock at the close of business on April 25, 2018, are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors
/s/ Michael W. DePasquale Michael W. DePasquale
Chairman of the Board of Directors

Wall, NJ
April 30, 2018

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PRINCIPAL STOCKHOLDERS	5
PROPOSAL 1: ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	10
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	12
EXECUTIVE COMPENSATION	14
DIRECTOR COMPENSATION	17
EQUITY COMPENSATION PLAN INFORMATION	18
PROPOSAL 2: RATIFICATION OF THE SELECTION OF ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018	19
REPORT OF THE AUDIT COMMITTEE	21
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
STOCKHOLDER PROPOSALS	23
STOCKHOLDER COMMUNICATIONS	24
OTHER MATTERS	24
ANNUAL REPORT ON FORM 10-K	24
WHERE YOU CAN FIND MORE INFORMATION	25

i

BIO-key International, Inc.
3349 Highway 138, Building A, Suite E
Wall, NJ 07719

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited by the board of directors of BIO-key International, Inc. (the “Company,” “we” or “us”) for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 22, 2018, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, and at any continuation, adjournment or postponement thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Attend and Vote

Only holders of our common stock and convertible preferred stock of record at the close of business on April 25, 2018, the record date, are entitled to notice of and to vote at the Annual Meeting, and at any continuation(s), postponement(s) or adjournment(s) thereof. As of the record date, 10,671,534 shares of our common stock, par value $.0001 per share (“common stock”), 23,508 shares of our series A-1 convertible preferred stock, $.0001 par value per share (“series A-1 stock”), and 44,580 shares of our Series B-1 Convertible Preferred Stock, $.0001 par value per share (“series B-1 stock”), were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting. Holders of our series A-1 stock and series B-1 stock are entitled to one vote for each share of common stock issuable upon conversion of the such shares on the record date for each proposal presented at the Annual Meeting. As of April 25, 2018, the record date, the holder of our series A-1 stock is not entitled to any votes and the holders of our series B-1 stock are entitled to an aggregate of 1,238,334 votes for each proposal presented at the Annual Meeting. Neither the common stock, series A-1 stock, nor series B-1 stock have cumulative voting rights.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or by completing, dating and signing the proxy and promptly returning it, by telephone, or electronically through the internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of directors, as a vote “for” election of the eight nominees presented by the board of directors, and in the case of the preferred frequency of our “say-on-pay” voting, as a vote to select “every year” as the frequency.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting.

Applicable stock exchange rules restrict when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation, and other significant matters absent instructions from the beneficial owner. As a result, if you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal No. 1—Election of Directors, Proposal, No. 3—Advisory Vote on Executive Compensation, or Proposal No. 4—Advisory Vote on Frequency Of Future “Say-On-Pay” Advisory Votes and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-votes would be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to each of Proposal Nos. 1, 3 and 4. If you are a street name stockholder, and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal No. 2—Ratification of the Appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2018 in its discretion.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access. These charges include usage charges from telephone companies and internet access providers. The stockholder will bear the cost of these charges.

Procedural Matters

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●

By Internet. You may submit a proxy electronically via the internet by following the instructions provided on the proxy card. Please have your proxy card in hand when you access the website. Internet voting facilities will close at 11:59 p.m. ET on June 21, 2018.

●

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have the proxy card in hand when you call. Telephone voting facilities will close at 11:59 p.m. ET on June 21, 2018.

●

By Mail. You may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting so that your shares will be voted even if you are unable to attend.

●

In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

Quorum

The presence at the Annual Meeting in person or by proxy of holders of a majority of our common stock, series A-1 stock, and series B-1 stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Required Vote, Abstentions and Broker Non-Votes

Only stockholders of record at the close of business on April 25, 2018 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

●

Directors will be elected by a plurality of all votes cast. You may vote “FOR ALL NOMINEES,” “WITHHOLD FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

●

Ratification of the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm. Abstentions will have the same effect as a vote against Proposal No. 2. We do not expect any broker non-votes in connection with respect to Proposal No. 2.

●

Approval, on an advisory basis, of our executive compensation will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, our executive compensation. Abstentions will have the same effect as a vote against Proposal No. 3 and broker non-votes will have no effect on Proposal No. 3.

●

The frequency of advisory approval of our executive compensation will be approved, on an advisory basis, based upon which option receives the highest number of votes cast by stockholders. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the proposal to approve, on an advisory basis, the frequency of advisory approval of our executive compensation. Abstentions and broker non-votes will have no effect on Proposal No. 4.

A “withheld vote,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the selection of our independent registered public accounting firm, the proposal regarding the approval, on an advisory basis, of our executive compensation, or the proposal regarding the approval, on an advisory basis, of the frequency of advisory votes of our executive compensation, represents a stockholder’s affirmative choice to decline to vote on a proposal.

Generally, “broker non-votes” occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. As a result, we do not expect any broker non-votes in connection with the ratification of our independent registered public accounting firm.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the board’s recommendations, which are as follows:

●	FOR the election of the eight persons named in this proxy statement as the board’s nominees for election as directors;

●	FOR the ratification of the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm for the year ending December 31, 2018;

●	FOR the approval, on an advisory basis, of our executive compensation;

●	FOR the approval, on an advisory basis, of holding the advisory vote on our executive compensation every year; and

●	FOR approval of authority to transact such other business as may properly come before the Annual Meeting.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Expenses of Solicitation

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, proxy statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at our corporate offices located at 3349 Highway 138, Building A, Suite E, Wall, NJ 07719 beginning June 11, 2018, during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Householding/Delivery of Documents to Stockholders

The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets. This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock. If your family has multiple accounts by which you hold common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets. Those options are available to you at any time.

Beginning on or about April 30, 2018, we mailed to our stockholders our Annual Report on Form 10-K for the year ended December 31, 2017, which includes our audited consolidated financial statements, together with these proxy materials.

PRINCIPAL STOCKHOLDERS

Common Stock

The following table sets forth, as of April 25, 2018, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 25, 2018 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 10,671,534 shares of common stock outstanding on April 25, 2018.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

Michael W. DePasquale	170,139	(2)	1.6%
Cecilia Welch	73,888	(3)	*
Mira LaCous	59,723	(4)	*
Barbara Rivera	55,347	(5)	*
Thomas Gilley	22,510	(6)	*
Thomas E. Bush, III	16,700	(6)	*
Pieter Knook	9,198	(7)	*
Robert J. Michel	7,186	(7)	*
Fabian Shin	765	(8)	*
Wong Kwok Fong (Kelvin)	3,730,635	(9)	35%
Yao Jianhui	2,911	(10)	*
Micron Technology Development Limited	2,166,089	(11)	18.2%
Giant Leap International, Ltd.	955,311	(12)	8.9%

All officers and directors as a group (11) persons	4,149,002		37.4%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each person listed below is c/o BIO-key International, Inc., 3349 Highway 138, Building A, Suite E, Wall, NJ 07719.
(2)	Includes 159,723 shares issuable on exercise of options. Does not include 206,947 shares issuable upon exercise of options subject to vesting.
(3)	Consists of shares issuable upon exercise of options. Does not include 114,446 shares issuable upon exercise of options subject to vesting.
(4)	Consists of shares issuable upon exercise of options. Does not include 81,945 shares issuable upon exercise of options subject to vesting.
(5)	Consists of shares issuable upon exercise of options. Does not include 116,945 shares issuable upon exercise of options subject to vesting.
(6)	Includes 7,847 issuable on exercise of options. Does not include 8,862 shares issuable upon exercise of options subject to vesting.
(7)	Includes 3,333 issuable on exercise of options. Does not include 8,167 shares issuable upon exercise of options subject to vesting.
(8)

Does not include 1,500 shares issuable upon exercise of options subject to vesting.  The address of Mr. Shin is Flat B, 23/F, Tower 2B, 19 Tong Yin Street, The WINGS IIIA, Tseung Kwan O New Territories, Hong Kong.

(9)

Includes 49,999 issuable on exercise of options. Does not include 133,335 shares issuable upon exercise of options subject to vesting.  Also, does not include shares issuable upon conversion of shares of series A-1 stock as such shares are subject to a “blocker provision” which prohibits conversion if such conversion would result in the holder being the beneficial owner of in excess of 35% of our common stock.  Accordingly, Kelvin is prohibited from converting any shares of series A-1 stock until such time as his holdings of common stock fall below 35%. The address of Kelvin is Flat C, 27/F, Block 5, Grand Pacific Views, Siu Lam, Hong Kong N7.

(10)

Consists of shares of common stock. Does not include 935,311 shares of common stock and 20,000 shares of common stock issuable upon conversion of shares of series B-1 stock owned of record by Giant Leap International, Ltd. Also does not include 88,875 shares of common stock owned by China Goldjoy Group Limited, the parent company of Giant Leap International Ltd. As the chairman of the board of directors of China Goldjoy Group Limited, Mr. Yao shares voting and dispositive power over these shares. The address of Mr. Yao is Suites 2601-2, 26/F Tower 2, Nina Tower, 8 Yeung UK Road, Tsuen Wan, Hong Kong TWTL 353.

(11)

Consists of 947,755 shares of common stock and 1,218,334 shares of common stock issuable upon conversion of shares of series B-1 stock. The address of Micron Technology Development Limited is 5/F., SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong 999077.

(12)

Consists of 935,311 shares of common stock and 20,000 shares of common stock issuable upon conversion of shares of series B-1 stock. The address of Giant leap International, Ltd. is Cricket Square, Hutchins Drive P.O. Box 2681 Grand Cayman, Cayman Islands KY7-1111.

Series A-1 Stock

The following table sets forth, as of April 25, 2018, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our series A-1 stock. The following table also sets forth, as of such date, the beneficial ownership of our series A-1 stock by all of our current officers and directors, both individually and as a group. There are no outstanding options, warrants or other convertible securities to acquire any shares of series A-1 stock. This table has been prepared based on 23,508 shares of series A-1 stock outstanding on April 25, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Wong Kwok Fong (Kelvin) (1)	23,508	100%

All officers and directors as a group (11) persons	23,508	100%

(1) The address of Kelvin is Flat C, 27/F, Block 5, Grand Pacific Views, Siu Lam, Hong Kong N7.

Series B-1 Stock

The following table sets forth, as of April 25, 2018, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our series B-1 stock. The following table also sets forth, as of such date, the beneficial ownership of our series B-1 stock by all of our current officers and directors, both individually and as a group. There are no outstanding options, warrants or other convertible securities to acquire any shares of series B-1 stock. This table has been prepared based on 44,580 shares of series B-1 stock outstanding on April 25, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Yao Jianhui	0	(1)	0%
Micron Technology Development Limited	43,860	(2)	98.4%
Giant Leap International, Ltd.	720	(3)	1.6%

All officers and directors as a group (11) persons	0	(1)	0%

(1)

Does not include 720 shares of series B-1 stock owned of record by Giant Leap International, Ltd., a subsidiary of China Goldjoy Group Limited. As the chairman of the board of directors of China Goldjoy Group Limited, Mr. Yao shares voting and dispositive power over these shares. The address of Mr. Yao is Suites 2601-2, 26/F Tower 2, Nina Tower, 8 Yeung UK Road, Tsuen Wan, Hong Kong TWTL 353.

(2)	The address of Micron Technology Development Limited is 5/F., SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong 999077.
(3)	The address of Giant leap International, Ltd. is Cricket Square, Hutchins Drive P.O. Box 2681 Grand Cayman, Cayman Islands KY7-1111.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is presently comprised of eight members who hold office until each director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Each nominee for director has been nominated for a one-year term to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our nominating and corporate governance committee recommended Messrs. DePasquale, Gilley, Bush, Knook, Michel and Shin as nominees to our board of directors. Pursuant to the terms of our series A-1 stock and series B-1 stock, we must include a director nominee for election designated by the holders of the series A-1 stock and a director nominee for election designated by the holders of the series B-1 stock. In the event any board member nominated by such stockholders resigns or is unable to serve, the stockholders that nominated such board member will be entitled to nominate a replacement director. Mr Wong, in his capacity as the sole holder of the issued and outstanding shares of series A-1 stock, nominated himself as a nominee to our board of directors. The holders of the issued and outstanding shares of series B-1 stock nominated Mr. Yao as a nominee to our board of directors. Each of the nominees for election is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The nominees have consented to being nominated and have expressed their intention to serve if elected. We have no reason to believe that the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees recommended by our nominating and corporate governance committee should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the board of directors or the board of directors may elect to reduce its size. Only the nominees or substitute nominees designated by the board of directors will be eligible to stand for election as directors at the Annual Meeting.

Nominees for Board of Directors

We believe that our board of directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: technology applications, development, and distribution; accounting and finance; government affairs; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of other corporations. We believe that our current board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each board member below. The principal occupation, business experience for at least the past five years, and the age as of April 25, 2018, of each director nominee is included below.

Michael W. DePasquale, 63, has served as our Chief Executive Officer and a Director since January 3, 2003, and Chairman of the Board since January 29, 2014. He served as Co-Chief Executive Officer of the Company from July 2005 to August 2006. Mr. DePasquale brings more than 30 years of executive management, sales and marketing experience to the Company. Prior to joining us, Mr. DePasquale served as the President and Chief Executive Officer of Prism eSolutions, Inc., a Pennsylvania-based provider of professional consulting services and online solutions for ISO-9001/14000 certification for customers in manufacturing, healthcare and government markets, since February 2001. From December 1999 through December 2000, Mr. DePasquale served as Group Vice President for WRC Media, a New York-based distributor of supplemental education products and software. From January 1996 until December 1999, Mr. DePasquale served as Senior Vice President of Jostens Learning Corp., a California-based provider of multimedia curriculum. Prior to Jostens, Mr. DePasquale held sales and marketing management positions with McGraw-Hill and Digital Equipment Corporation. Mr. DePasquale earned a Bachelor of Science degree from the New Jersey Institute of Technology. He serves on the Board of Directors and as Treasurer of the International Biometrics and Identification Industry Association. We believe Mr. DePasquale’s qualifications to sit on the board of directors include his extensive executive management experience in the technology sector and biometric industry expertise which strengthen the board’s collective qualifications, skills and experience.

Wong Kwok Fong (Kelvin), 54, has served as a Director of the Company since December 4, 2015 and Managing Director of our Hong Kong Subsidiary since August 2016. He is the co-founder of China Goldjoy Group (previously World Wide Touch Technology Holdings Limited), a company listed on The Stock Exchange of Hong Kong. From 1997 until August, 2015, Mr. Wong served as the Chairman of China Goldjoy Group and served as its Chief Technology Officer through October 2016. During this time, Kelvin played a significant role in the substantial growth of the business. Kelvin brings over 15 years of senior management experience in manufacturing, supply chain, and marketing functions in the electronics and technology industries, including establishing manufacturing plants in Hong Kong and China, and building an extensive network in the electronics and technology industries. We believe Kelvin’s qualifications to sit on the board of directors include his substantial experience in the technology industry, including biometrics and payment systems, and serving the Asian markets, which broaden and strengthen the board’s collective qualifications, skills, and experience.

Robert J. Michel, 61, has served as a Director of the Company since April 10, 2017. He has over 30 years of accounting and financial management experience and currently serves as the CFO of Roadway Moving, Inc., a transportation, moving and storage company located in New York City. Immediately prior to Roadway Moving, Inc., Mr. Michel served as a consultant with Feuer & Orlando, LLP, New York, NY based CPA firm. From 2009 until March, 2016, Mr. Michel was the Chief Financial Officer of Asta Funding, Inc. (Nasdaq: ASFI), a diversified financial services company operating in five reportable segments in the United States, with the consumer receivables segment also operating in South America. Mr. Michel was responsible for all financial matters and SEC reporting. From 2004 until 2009, Mr. Michel served as the Controller and the Director of Financial Reporting and Compliance for Asta Funding. Mr. Michel is a certified public accountant, earned a MBA in Taxation from St. John’s University, and a BS in Business Administration from Villanova University. We believe Mr. Michel’s qualifications to sit on the board of directors include his substantial experience in accounting and financial management for public companies which provide the board with a deep knowledge of financial and SEC reporting and strengthen the board’s collective qualifications, skills, and experience.

Thomas E. Bush, III, 65, has served as a Director of the Company since January 29, 2014. Since 2009, Mr. Bush has provided business consulting services through his firm, Tom Bush Consulting. Prior to that, Mr. Bush served with the Federal Bureau of Investigation for over 33 years. Mr. Bush joined the FBI in September 1975, ultimately becoming the Director of the CJIS division, with over 2,500 employees and a budget of approximately one billion dollars. Mr. Bush is known for providing critical services in support of the criminal justice community, including two significant IT projects, Next Generation Identification and N-Dex, which were awarded by CJIS during his tenure at the FBI. Mr. Bush has received many awards during his career, most notably a Presidential Rank Award for Meritorious Service in 2007. We believe Mr. Bush’s qualifications to sit on the board of directors include his extensive experience in law enforcement, security matters, and the use of biometric technologies in the government sector, which provide the board with a unique perspective on security and public sector matters.

Pieter Knook, 59, has served as a Director of the Company since May 2, 2016. Mr. Knook has over 30 years of experience in mobility and software technology in Europe, Asia and the United States. Since 2010, Mr. Knook has served on the boards of a number of private equity backed and publicly traded early stage technology companies, including TDC in Denmark, Pulsant and Bullitt group in the UK, and Coromatic in Sweden.  Mr. Knook served as the Director of Internet Services at Vodafone Group in London from March 2008 through October 2010. Prior to joining Vodafone, Mr. Knook spent approximately 18 years at Microsoft. As President of Microsoft Asia from 1997 to 2001, Mr. Knook led the company’s efforts in opening and expanding Asian markets. He subsequently served as Senior Vice President of Microsoft’s mobile communication business from 2001 through 2008. We believe Mr. Knook’s qualifications to sit on the board of directors include his extensive industry experience, particularly in serving the Asian markets, which further broaden and strengthen the board’s collective qualifications, skills, and experience.

Thomas Gilley, 57, has served as a Director of the Company since January 29, 2014. Mr. Gilley is an entrepreneur and hands on technologist for mobile technologies, digital media, internet of things, and social computing. Since March 2016, Mr. Gilley has served as a Managing Partner with Momenta Partners, a Global Strategic Advisory firm for connected industry. Mr. Gilley served at Apple Computer, in the Advance Technology Group and Portable Products Group from 1993 to 1996.  Before and after Apple, Mr. Gilley founded several successful companies including PicoStar, a Silicon Valley incubator-technology investment company where he has been CEO since 1996, and an on-demand web media company he sold to Vignette in 2008. Mr. Gilley acted as CTO throughout the transaction and through the company’s ultimate acquisition by OpenText. We believe Mr. Gilley’s qualifications to sit on the board of directors include his substantial experience in starting, operating and financing technology companies, which provide the board with a deep knowledge of the sales and development cycles applicable to growth businesses in the technology industry.

Yao Jianhui, 46, has served as a Director of the Company since December 4, 2015. He has served as the Chairman of the Board of Directors and Chief Executive Officer of the China Goldjoy Group Ltd., a company listed on The Stock Exchange of Hong Kong, since August 2015. Since June 2006, Mr. Yao has served as the Chairman of the Board of Directors of Baoneng Holding (China) Co. Ltd., a company principally engaged in property development. From July 2010 to October 2014, Mr. Yao was the General Manager and Chairman of the Board of Directors of Baocheng Investment Co. Ltd., a company listed on Shanghai Stock Exchange principally engaged in the manufacturing of cables as well as the hotel and trading business. Mr. Yao has held senior management positions with a number of enterprises and listed companies across a wide range of industries including food, construction materials, real estate, commerce, agriculture and forestry, logistics, technology and finance. We believe Mr. Yao’s qualifications to sit on the board of directors include his extensive industry experience, particularly in serving the Asian markets, which further broaden and strengthen the board’s collective qualifications, skills, and experience.

Fabian Shin, 46, was appointed as Director of the Company on November 20, 2017. He is currently an independent non-executive director of several Hong Kong-listed companies including: iron ore mining company Newton Resources Ltd. (1231.HK), apparel company Pak Tak Int’l Ltd. (2668.HK), computer peripheral manufacturer and financial services provider Huabang Financial Holdings Ltd. (3638.HK), supermarket operator China Shun Ke Long Holdings Ltd (947.HK), and plastic and metal household product designer and manufacturer Lisi Group (Holdings) (526.HK).  Mr. Shin has over 25 years of experience in advising companies as an investment banker, financial consultant, and independent director. During his investment banking career, Mr. Shin was Deputy Chief Executive Officer at CMB International Capital Limited and head of investment banking at a unit of the Industrial and Commercial Bank of China.  We believe Mr. Shin’s qualifications to sit on the board of directors include his business and financial experience, network of relationships and record of accomplishment, which strengthens the board’s collective qualifications, skills, and experience.

Required Vote

Approval of this proposal requires the affirmative vote of a plurality of the shares of common stock, series A-1 stock, and series B-1 stock, voting together as a single class, present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The board of directors recommends a vote FOR each of the director nominees.

Non-Director Executive Officers and Significant Employee

The following sets forth information regarding our non-director executive officers and key employee as of April 25, 2018:

Name	Age	Positon

Cecilia Welch	58	Chief Financial Officer
Mira K. LaCous	56	Chief Technology Officer
Barbara Rivera	66	Chief Operation Officer
James Sullivan	50	Senior Vice President of Global Sales

Cecilia Welch has served as the Chief Financial Officer of the Company since December 21, 2009. Ms. Welch joined the Company in 2007 as Corporate Controller. Prior to joining the Company, from January 2006 to December 2006, she was the Controller for Savaje Technologies (acquired by Sun Microsystems), a developer of advanced mobile telephone software. From October 2004 to January 2006, she was Controller for Crystal Systems, a manufacturer of sapphire crystals used for industrial, semiconductor, defense and medical applications. From December 1988 to July 2004, she was the Controller for ATN Microwave (acquired by Agilent Technologies), a manufacturer of automated test equipment. Ms. Welch has a Bachelor’s degree in Accounting from Franklin Pierce University.

Mira K. Lacous has served as Chief Technology Officer of the Company since March 13, 2014. Prior to her appointment as Chief Technology Officer, she served as Senior Vice President of Technology & Development since 2012, and as our Vice President of Technology and Development since 2000. Ms. LaCous has over 30 years of product/project management, solution architecture, software development, team leadership and customer relations experience, with a background that includes successfully bringing numerous technologies to market, including automated voice response systems, automated building control systems, software piracy protection, intranet training materials and testing, page layout and design software, image scanning software and systems, biometric security, and biometric algorithms. Ms. LaCous is also the author of six US patented technologies, multiple international patents, and other patent pending solutions. Ms. LaCous has a Bachelor’s in Computer Science from North Dakota State University.

Barbara Rivera has served as Chief Operating Officer of the Company since September 1, 2016. Prior to joining the Company, from 2012 to 2016 she was the General Manager/President, Experian Public Sector for Experian North America, a global information services company, providing data and analytical tools to help businesses manage credit risk, prevent fraud, target marketing offers, and automate decision making.  From 2009 to 2012, she was General Manager/Vice President for SAS Institute, a provider of risk, fraud and security intelligence analytics software. From 2003 to 2009, she was the Vice President and Deputy General Manager for L-3 Communications - Managed Services Solutions, a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, and security and detection systems. Ms. Rivera served as a director of the Company from January 2014 until July 2015.

Significant Employee

James Sullivan has served as Senior Vice President of Strategy and Business Development of the Company since April 2012, in addition to his dual role as Senior Vice President of Global Sales from August 2015 through December of 2016. Mr. Sullivan is a recognized expert in biometric authentication for consumer and mobile applications. During his 10 years with the Company, Mr. Sullivan has directly worked with dozens of the Company’s customers, including AT&T, LexisNexis, NCR and McKesson, on large-scale biometric-centered identity management projects that interface daily with millions of corporate and consumer users.  Mr. Sullivan holds a Computer Science degree from Brown University, and has 24 years of experience in IT projects and implementation, including 14 years directly working with identity management solutions at the Company, Computer Associates, Platinum Technology, and Memco Software.

CORPORATE GOVERNANCE

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Robert Michel, Pieter Knook, Thomas Bush, III, Thomas Gilley and Fabian Shin are “independent” under NASDAQ standards.

Board Leadership Structure and Role in Risk Oversight

We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as our board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and our industry, as well as fostering greater communication between our management and the board.

Our corporate governance guidelines provide that the board of directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Committees of the Board of Directors

Audit Committee

Our audit committee is comprised of Robert J. Michel (Chair), Fabian Shin and Pieter Knook, all of whom meet the independence standards for purposes of serving on an audit committee established by NASDAQ and under the Exchange Act. Our audit committee (i) assists the board of directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and corporate policies and controls, (ii) has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm, and (iii) is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. Our board of directors has determined that Robert J. Michel qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our audit committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The audit committee held four meetings during the year ended December 31, 2017.

Compensation Committee

Our compensation committee is comprised of Thomas Bush, III (Chair) and Robert Michel, both of whom meet the independence standards established by NASDAQ and under the Exchange Act. The compensation committee’s duties include overseeing our overall compensation philosophy, policies and programs. This includes reviewing and analyzing the design and function of our various compensation components, establishing salaries, incentives and other forms of compensation for officers and non-employee directors, and administering our equity incentive plan. In fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee.

Our compensation committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The compensation committee held two meetings during the year ended December 31, 2017.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Thomas Gilley (Chair) and Thomas Bush, III, both of whom meet the independence standards established by NASDAQ and under the Exchange Act. The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters.

Our nominating and corporate governance committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The nominating and corporate governance committee held one meeting during the year ended December 31, 2017.

Considerations in Evaluating Director Nominees

In selecting nominees for director, without regard to the source of the recommendation, our nominating and corporate governance uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee may consider, among other things, the current size and composition of our board of directors, the needs of our board of directors, and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee may consider include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. In addition, our nominating and corporate governance committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future. The terms of our series A-1 stock and series B-1 stock provide for the holders of such shares to each designate a director nominee which is not subject to the nominating and corporate governance committee’s review and recommendation process.

Although our board of directors does not maintain a specific policy with respect to board diversity, we believe that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences in reviewing candidates for nomination to the board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider directors candidates recommended by stockholders so long as such recommendations comply with our certificate of incorporation, our bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, bylaws, policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, evidence of the recommending stockholder’s ownership of our common stock, and written consent from the candidate confirming willingness to serve on our board of directors, if elected. Subject to the terms of our series A-1 stock and series B-1 stock, our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Director Attendance

During 2017, the board of directors held four meetings. Each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member except Mr. Yao.

Although we do not have a specific director attendance policy, directors are encouraged to attend the annual meetings of stockholders.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code.  We intend to disclose amendments or waivers of the Code of Ethics on our website within four business days.  Any person may obtain a copy of our Code of Ethics free of charge by sending a written request for such to the attention of the Chief Financial Officer of the Company, 3349 Highway 138, Building A Suite E, Wall, NJ 07719.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Standstill Agreement with Principal Stockholders

Pursuant to separate securities purchase agreements dated October 29, 2015 and November 11, 2015 with each of Wong Kwok Fong (Kelvin), Micron Technology Development Limited (Micron), and Giant Leap International, Ltd. (Giant Leap) we issued and sold shares of series A-1 stock to Kelvin and shares of series B-1 stock to Micron and Giant Leap. The forgoing agreements contain a standstill provision (the “Standstill”) which prohibits each of these investors either alone or together with any other person, from acquiring additional shares of our common stock or any of our assets, soliciting proxies, or seeking further representation on our board of directors. Kelvin is a director, executive officer, and principal stockholder of the Company. Giant Leap is a principal stockholder of the Company. Yao Jianhui, a director of the Company, is chairman of the board of directors of China Goldjoy Group Limited, the parent company of Giant Leap, and may, therefore, be deemed to have an interest in transactions between us and Giant Leap. Micron is a principal stockholder of the Company.

Licensing Agreement with Subsidiaries of China Goldjoy Group Limited.

On November 11, 2015 our subsidiary BIO-key Hong Kong Limited entered into a license purchase agreement with certain subsidiaries of China Goldjoy Group Limited (“CGG”). The license agreement provides for the grant of a perpetual, irrevocable, exclusive, worldwide, fully-paid license to all software and documentation regarding the software code, toolkit, electronic libraries and related technology currently known as or offered under the Finger Q name, together with perpetual license under all related patents held by the licensors and any other intellectual property rights owned by the licensors related to the forgoing software. We made a one-time payment of $12,000,000 to the licensors. Yao Jianhu is the chairman and chief executive officer of CGG and a director of the Company. Kelvin served as the chief technology officer of CGG through October 2016 and is a director, executive officer, and principal stockholder of the Company.

Stock Purchase Agreements and Related Transactions with Wong Kwok Fong (Kelvin)

On November 18, 2016, we issued to Wong Kwok Fong (Kelvin), a director, executive officer, and principal stockholder of the Company, 516,667 shares of common stock at a purchase price of $3.60 per share for gross cash proceeds of $1,860,000. In connection with this transaction, we waived the Standstill for the sole purpose of permitting Kelvin to purchase the forgoing securities.

On April 28, 2017, we issued to Kelvin, 277,778 shares of common stock at a purchase price of $3.60 per share for gross cash proceeds of $1,000,000. In connection with this transaction, we waived the Standstill for the sole purpose of permitting Kelvin to purchase the forgoing securities.

On August 7, 2017, we received written notice from Kelvin of his desire to increase the cap on maximum percentage of shares of common stock issuable upon conversion of his shares of series A-1 stock from 9.99% to 35% of our outstanding shares. In connection with this request, we waived the Standstill for the sole purpose of permitting Kelvin to increase the cap.

On September 22, 2017, we issued 427,778 shares of common stock and warrants to purchase 138,889 shares of common stock to Kelvin for the aggregate purchase price of $1,540,000, or $3.60 per share. The purchase price consisted of $1,000,000 in payment for 277,778 shares of common stock and the conversion of an accrued dividend payable on shares of series A-1 stock owned by Kelvin in the amount of $540,000 in payment for 150,000 shares of common stock. In connection with this transaction, we waived the Standstill for the sole purpose of permitting Kelvin to purchase the forgoing securities.

On October 17, 2017, Kelvin converted 27,404 shares of series A-1 stock at a conversion price of $3.60 per share resulting in the acquisition of 761,222 shares of common stock.

On April 3, 2018, Kelvin converted 39,088 shares of series A-1 stock at a conversion price of $3.60 per share resulting in the acquisition of 1,085,778 shares of common stock.

On April 3, 2018, we entered into a securities purchase agreement with Kelvin to purchase 91,820 shares of common stock in consideration of the conversion of an accrued dividend payable on the shares of series A-1 stock owned by Kelvin in the amount of $330,552 resulting in a per share purchase price of $3.60. In connection with this transaction, we waived the Standstill Provision for the sole purpose of permitting him to purchase the forgoing securities

Stock Purchase Agreements and Related Transactions with Giant Leap International, Ltd.

On March 23, 2018, Giant Leap International, Ltd. (“Giant Leap”) converted 29,280 shares of series B-1 stock at a conversion price of $3.60 per share into 813,334 shares of common stock. On March 23, 2018, we entered into a securities purchase agreement with Giant Leap to purchase 33,102 shares of common stock in consideration of the conversion of an accrued dividend payable on the shares of series B-1 stock owned by Giant Leap in the amount of $119,167 resulting in a per share purchase price of $3.60. Giant Leap is a principal stockholder of the Company. Yao Jianhui, a director of the Company, is chairman of the board of directors of China Goldjoy Group Limited, the parent company of Giant Leap, and may, therefore, be deemed to have an interest in the forgoing transactions.

Stock Purchase Agreements and Related Transactions with Micron Technology Development Limited

On March 23, 2018, Micron Technology Development Limited (“Micron”) converted 31,140 shares of series B-1 stock at a conversion price of $3.60 per share into 865,000 shares of common stock. On March 23, 2018, we received notice from Micron of its desire to increase the cap on the maximum percentage of shares of common stock issuable upon conversion of its shares of series B-1 stock from 9.99% to 19.9% of our outstanding shares. In connection with this request, we entered into a securities purchase agreement with Micron to purchase 82,755 shares of common stock in consideration of the conversion of an accrued dividend payable on the shares of series B-1 stock owned by Micron in the amount of $297,917 resulting in a per share purchase price of $3.60. In connection with the forgoing transactions, we waived the Standstill for the sole purpose of permitting Micron to purchase the forgoing securities and to increase the cap. Micron is a principal stockholder of the Company.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid to or accrued by our chief executive officer and the two most highly compensated executive officers other than our chief executive officer for the fiscal years ended December 31, 2017 and 2016:

Summary Compensation Table Summary Compensation Table

Name	Year	Salary ($)	Bonus $	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)(3)	Total ($)

Michael W. DePasquale	2017	250,000	20,000	---	571,641	903	842,544
Chief Executive Officer	2016	250,000		17,000 (1)	---	739	267,739

Barbara Rivera (4)	2017	200,000		---	320,119	725	520,844
Chief Operating Officer	2016	66,667		37,948	---	---	104,615

Cecilia Welch	2017	155,000	10,000	---	297,253	544	462,797
Chief Financial Officer	2016	153,167		---	---	532	153,699

(1)	The aggregate fair value of the common stock issued was calculated based on the closing price of our common stock on the date of issuance in accordance with FASB ASC 718.
(2)

The aggregate grant date fair value of the option awards was estimated using the Black-Scholes option pricing model, with the assumptions listed in Note A to the Company’s financial statements. The amount shown in this column represents the grant date fair value calculated under ASC 718.

(3)	Consists of life insurance premiums paid by the Company.
(4)	Ms. Rivera was appointed Chief Operating Officer on September 1, 2016.

Narrative Disclosure to Summary Compensation Table

Compensation for our executives is comprised of three main components: base salary, annual performance-based cash bonus, and long-term equity awards. We do not target a specific weighting of these three components or use a prescribed formula to establish pay levels. Rather, the board of directors and compensation committee considers changes in the business, external market factors and our financial position each year when determining pay levels and allocating between long-term and current compensation for the named executive officers.

Cash compensation is comprised of base salary and an annual performance-based cash bonus opportunity. The committee generally seeks to set a named executive officer’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company and/or general industry compensation survey data, adjusted as appropriate for individual performance and internal pay equity and labor market conditions.

In setting cash compensation levels, we favor a balance in which base salaries are generally targeted at slightly below the peer average and a bonus opportunity that is targeted at slightly above the average. The base salary of our CEO has not been increased since 2005. In light of this fact and in order to motivate and retain these key officers, the compensation committee increased the base salaries of our CEO and CFO to $275,000 and $175,000, respectively, in 2018.

Performance-based bonuses are generally based upon the achievement of certain revenue milestones established by the compensation committee. The committee believes that this higher emphasis on performance-based cash bonuses places an appropriate linkage between a named executive officer’s pay, his or her individual performance and the achievement of specific business goals by placing a higher proportion of annual cash compensation at risk, thereby aligning executive opportunity with the interests of stockholders.

In 2017, we adopted an incentive bonus plan for our named executive officers, our other executive officers, and certain key employees. The plan provided for the payment of a cash bonus equal to 10% of our net income in the event that our 2017 revenue exceeded $5,000,000, 12% of our net income in the event that our 2017 revenue exceeded $10,000,000, and 15% of our net income in the event that our 2017 revenue exceeds $12,500,000 to be allocated among our named executive officers and other participants in the plan based on the relative base salaries of the participants. No bonuses were paid as we did not report any net income in 2017. Based on our financial performance in 2017, including the fact that we exceeded the first revenue target, we awarded discretionary bonuses to Mr. DePasquale and Ms. Welch of $20,000 and $10,000, respectively. We did not pay any cash bonuses to our named executive officers in 2016.

For 2018, we have adopted an incentive bonus plan for our named executive officers, our other executive officers, and certain key employees. The plan provides for the payment of a cash bonus equal to 10% of our EBITDA in the event that our 2018 revenue exceeds $11,900,000, 12% of our EBITDA in the event that our 2018 revenue exceeds $15,800,000, and 15% of our EBITDA in the event that our 2018 revenue exceeds $18,900,000. The forgoing amount, if any, will be allocated among our named executive officers and other participants in the plan based on the relative base salaries of the participants.

We also include an equity component as part of our compensation package because we believe that equity-based compensation aligns the long-term interests of our named executive officers with those of stockholders. In 2017, we issued options to Mr. DePasquale to purchase 250,000 shares of common stock, to Ms. Welch to purchase 130,000 shares of common stock, and to Ms. Rivera to purchase 130,000 shares of common stock. The forgoing options have an exercise price of $2.65 per share, the last sales price of our common stock on the date of grant, have a term of seven years, and vest in three equal annual installments commencing March 16, 2018. We did not issue any equity compensation to Mr. DePasquale or Ms. Welch in 2016.

These cash and equity compensation components of pay are supplemented by various benefit plans that provide health, life, accident, disability and severance benefits, most of which are the same as the benefits provided to all of our US based employees.

Employment Agreements

On March 26, 2010, we entered into an employment agreement, effective as of March 25, 2010, with Michael W. DePasquale to serve as our Chief Executive Officer until March 24, 2011. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. Under the agreement, Mr. DePasquale’s initial annual base salary was $250,000, subject to adjustment by the compensation committee. In addition to the base salary, a “Performance Bonus” may be awarded to Mr. DePasquale on the basis of the Company achieving certain corporate and strategic performance goals, as determined by the compensation committee in its sole discretion. The employment agreement contains standard and customary confidentiality, non-solicitation and “work made for hire” provisions as well as a covenant not to compete which prohibits Mr. DePasquale from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment and for the one year period thereafter. This agreement also contains a number of termination and change in control provisions as described under the captions “Termination Arrangements” and “Change in Control Arrangements” below.

On May 15, 2013, we entered into an employment agreement with Cecilia Welch to serve as our Chief Financial Officer until May 2014. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. The employment agreement contains standard and customary confidentiality, technical invention provisions, as well as a covenant not to compete, which prohibits Ms. Welch from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of her employment and for the one year period thereafter. This agreement also contains a number of termination provisions as described under the captions “Termination Arrangements” and “Change in Control Arrangements” below.

Stock Option Grants

In the event of any change in the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the board deems to be similar circumstances, the number and kind of shares subject to outstanding options, and the exercise price of such options shall be appropriately adjusted in a manner to be determined in the sole discretion of the board. Furthermore, these option agreements contain change of control provisions as described under the caption “Change in Control Provisions” below.

Outstanding Equity Awards at December 31, 2017

The following table sets forth for each named executive officer, information regarding outstanding equity awards as at December 31, 2017. The option awards and per share amounts for all periods reflect the 1-for-12 reverse stock split which was effective December 29, 2016.

Option Awards

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option Exercise Price ($)	Option expiration date

Michael W. DePasquale	41,667	—		4.18	3/27/2020
	20,834	—		4.92	3/13/2021
	13,889	6,945	(1)	2.16	8/13/2022
	—	250,000	(2)	2.65	3/16/2024

Barbara Rivera	3,125	—		4.92	3/13/2021
	5,556	11,111	(3)	2.88	8/23/2023
	—	140,000	(2)	2.65	3/16/2024

Cecilia Welch	6,250	—		3.36	5/11/2018
	6,250	—		4.18	3/27/2020
	12,500	—		4.92	3/13/2021
	5,556	2,778	(1)	2.16	8/13/2022
	—	130,000	(2)	2.65	3/16/2024

(1)	The options vest in three equal annual installments commencing August 13, 2016.
(2)	The options vest in three equal annual installments commencing March 16, 2018.
(3)	The options vest in three equal annual installments commencing August 23, 2017.

Narrative Disclosure to Outstanding Equity Awards at December 31, 2017 Table

The following are the material terms of each agreement, contract, plan or arrangement that provide for payments to one or more of our named executive officers at, following or pursuant to their resignation, retirement or termination, or in connection with a change in control of the Company.

Termination Arrangements

We may terminate our employment agreement with Mr. DePasquale at any time with or without cause. In the event of termination by us without cause, we will continue to pay Mr. DePasquale his then current base salary for the greater of nine months from the date of such termination or the number of months remaining until the end of the term of the agreement.

We may terminate our employment agreement with Ms. Welch at any time with or without cause. In the event of termination by us without cause, we will continue to pay Ms. Welch her then current base salary for the greater of six months from the date of such termination or the number of months remaining until the end of the term of the agreement.

Change in Control Provisions

Our 2004 Stock Incentive Plan and 2015 Equity Incentive Plan (the “Plans”) provide for the acceleration of the vesting of unvested options upon a “Change in Control” of the Company. A Change in Control is defined in the Plans to include (i) a sale or transfer of substantially all of the Company’s assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than 50% of the combined voting power of the surviving corporation’s outstanding securities; (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors; or (v) a change in control of the Company which would otherwise be reportable under Section 13 or 15(d) of the Exchange Act. In the event of a “Change In Control” each Plan provides for the immediate vesting of all options issued thereunder. Options issued to executive officers outside of the Plans contain change in control provisions substantially similar to those contained in the Plans.

Our employment agreement with Mr. DePasquale contains a change in control provision that is triggered if Mr. DePasquale is not offered continued employment with us or any successor, or within five years following such Change of Control, we or any successor terminate Mr. DePasquale’s employment without cause. If this occurs, then we will pay Mr. DePasquale his base salary and benefits earned but unpaid through the date of termination, and any prorated bonus earned during the then current bonus year, plus two times his then current base salary.

DIRECTOR COMPENSATION

The following table sets forth for each director, information regarding their compensation for the year ended December 31, 2017:

Name (1)	Stock Awards ($) (2)	Options Awards ($) (3)		Total ($)

Thomas E. Bush, III (4)	6,006	22,778		28,784
Wong Kwok Fong (Kelvin) (5)	1,000	342,985	(5)	343,985
Thomas Gilley(4)	6,006	22,777		28,783
Yao Jianhui	3,003	-		3,003
Pieter Knook (6)	5,004	22,778		27,782
Robert J Michel (6)(7)	5,005	20,538		25,543
John Schoenherr (8)	6,006	22,777		28,783
Fabian Shin (9)	-	-		-

(1)	Mr. DePasquale has been omitted from the above table because he does not receive any additional compensation for serving on our Board of Directors.
(2)	The aggregate fair value of the common stock issued was calculated based on the closing price of our common stock on the date of issuance in accordance with FASB ASC 718.
(3)

The aggregate grant date fair value of the option awards was estimated using the Black-Scholes option pricing model, with the assumptions listed in Note A to the Company’s financial statements. The amount shown in this column represents the grant date fair value calculated under ASC 718.

(4)	At December 31, 2017, Messrs. Bush and Gilley each held options to purchase 15,209 shares of common stock.
(5)

Kelvin serves as Managing Director of our Hong Kong Subsidiary.  In consideration of his services as the Managing Director in 2017, we issued options to Mr. Wong to purchase 150,000 shares of common stock at an exercise price of $2.65 per share, the closing price of our common stock on the date of issuance. The options have a term of seven years and vest in three equal annual installments commencing on the date of grant.

(6)	At December 31, 2017, Messrs. Knook and Michel each held options to purchase 10,000 shares of common stock.
(7)	Mr. Michel was appointed to the board of directors effective April 10, 2017.
(8)	Mr. Schoenherr resigned from the board of directors effective December 11, 2017. At December 31, 2017, Mr. Schoenherr held options to purchase 17,293 shares of common stock.
(9)	Mr. Shin was appointed to the board of directors effective November 20, 2017.

Narrative Disclosure to Director Compensation Table

During 2017, we had a policy to pay to each non-employee director $3,000 per board meeting and $1,000 per telephonic board meeting attended. Fees for attendance at regular quarterly board meetings held during the first three quarters of each fiscal year are paid through the issuance of common stock and payment for the last meeting of the year are paid in cash or, at the option of the director, in shares of common stock. All of our directors elected to receive payment in common stock for the last board meeting in 2017. Other than with respect to Kelvin’s stock awards, officers who also serve as directors do not receive additional compensation for their service as directors. All directors will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We reimburse each of our non-employee directors for their reasonable expenses incurred in connection with attending meetings of the board of directors and related committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	82,086	3.28	584,581

Equity compensation plans not approved by security holders	1,395,407	$2.88	—

Total	1,477,493	$2.91	584,581

On December 4, 2015, we adopted the 2015 Equity Incentive Plan (the “2015 Plan”) which the stockholders approved on January 27, 2016. The 2015 Plan reserves 666,667 shares of common stock for issuance of awards to employees, non-employee directors, and consultants and is administered by the compensation committee of our board of directors. The 2015 Plan provides for the grant of incentive stock options (ISOs), nonstatutory stock options (NSOs), restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in stock, or other property. A maximum of 33,334 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights or other stock awards. The term of stock options granted may not exceed ten years and exercise prices may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. If a stock award granted under the 2015 Plan, or any portion thereof, expires, is forfeited or otherwise terminates without all of the shares covered by the stock award having been issued, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2015 Plan. In the event of a change in control, a stock award under the 2015 Plan may be subject to additional acceleration of vesting and exercisability. Unless terminated sooner by our board of directors, the 2015 Plan will automatically terminate on December 3, 2025. As of December 31, 2017, there were outstanding options under the 2015 Plan to purchase 82,086 shares of common stock, and 584,581 shares were available for future grants.

On October 12, 2004, we adopted the 2004 Stock Option Plan (the 2004 Plan). The 2004 Plan was not presented to stockholders for approval and thus incentive stock options were not available under this plan. Under the terms of this plan, 166,667 shares of common stock were reserved for issuance to employees, officers, directors, and consultants at exercise prices which may not be below 85% of fair market value. The term of stock options granted may not exceed ten years. Options issued under the 2004 Plan vest pursuant to the terms of stock option agreements with the recipients. In the event of a change in control, as defined, all options outstanding vest immediately. The 2004 Plan expired in October 2014. As of December 31, 2017, there were outstanding options under the 2004 Plan to purchase 52,296 shares of common stock and no shares were available for future grants.

In addition to options issued under the 2004 and 2015 Plans, we have issued options to purchase common stock to employees, officers, directors and consultants outside of the plans. As of December 31, 2017, there were outstanding non-plan options to purchase 1,343,111 shares of common stock. The terms of these outstanding options are substantially similar to the provisions of the 2014 and 2015 Plans and options issued thereunder.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The audit committee has appointed Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“Rotenberg Meril”) to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2018. Rotenberg Meril served as our independent registered public accounting firm for the fiscal year ended December 31, 2017.

The board of directors is submitting the selection of Rotenberg Meril for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but our board of directors and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Rotenberg Meril, the audit committee will reconsider, but will not be required to rescind, the selection of that firm as our independent registered public accounting firm. Representatives of Rotenberg Meril will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting.

The audit committee has the authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders’ ratification of the appointment of Rotenberg Meril does not limit the authority of the audit committee to change our independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Audit and Related Fees

The following table presents fees for professional audit services performed for the audit of our annual financial statements for the years ended December 31, 2017 and 2016 and fees billed and unbilled for other services rendered by it during those periods.

	2017	2016

Audit Fees	$100,000	$99,885
Audit-Related Fees	9,436	15,695
Tax Fees	16,920	18,160
Total Fees	$126,356	$133,740

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements. Audit fees also include fees for services provided in connection with registration of securities and review of documents filed with the SEC.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under audit fees. These services relate primarily to the due diligence related to registration statements filed by the Company.

Tax Fees consist of fees billed for professional services for tax compliance assistance rendered during the fiscal year.

Audit Committee Pre-Approval Procedures

The audit committee of our board of directors consists of Robert J. Michel (Chairman), Fabian Shin and Pieter Knook. The audit committee approves the engagement of our independent auditors to render audit and non-audit services before they are engaged. All of the fees for 2017 and 2016 shown above were pre-approved by the audit committee.

The audit committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the audit committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In addition, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

Required Vote

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock, series A-1 stock, and series B-1 stock, voting together as a single class, present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

The board of directors recommends a vote FOR the proposal to ratify the selection of Rotenberg Meril as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

REPORT OF THE AUDIT COMMITTEE

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Rotenberg Meril, our independent registered public accounting firm for 2017, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In connection with the preparation of our audited financial statements for the year ended December 31, 2017, the audit committee:

●	reviewed and discussed the audited financial statements with management;

●

discussed with Rotenberg Meril, our independent registered public accounting firm, the matters required to be discussed under applicable standards of the of the Public Company Accounting Oversight Board (“PCAOB”); and

●

received the written disclosures and the letter from Rotenberg Meril, our independent registered public accounting firm, required by the applicable requirements of the PCAOB regarding Rotenberg Meril’s communications with the audit committee concerning independence, discussed with Rotenberg Meril its independence, and satisfied itself as to their independence.

Based upon the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Robert Michel (Chairman)
Pieter Knook
Fabian Shin

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say-on-Pay”, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our board of directors, or any of our board committees.

Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent, motivating and rewarding executives whose knowledge, skills and performance are critical to our business, ensuring executive compensation is aligned with our corporate strategies and business objectives, and aligning executives’ incentives with the creation of stockholder value.

Resolution

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of our named executive officers as described in this proxy statement:

“RESOLVED that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Required Vote

Approval of Proposal 3 requires the affirmative vote of a majority of the shares of common stock, series A-1 stock, and series B-1 stock, voting together as a single class, present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

The board of directors recommends an advisory vote FOR the resolution to approve the executive compensation as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our stockholders to indicate, in a non-binding advisory vote, whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years, or every three years.

Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board believes that giving the stockholders the right to cast an advisory vote every year on the compensation of our named executive officers will provide stockholders with the opportunity to give us timely input on our executive compensation program.

Stockholders can specify one of four choices when voting on this proposal: every one year, every two years, every three years, or abstain. By voting on this proposal, stockholders are not voting to approve or disapprove the board’s recommendation. The frequency — every “one year,” “two years” or “three years” — receiving the highest number of votes will be determined to be the preferred frequency of holding future advisory votes on named executive officer compensation.

As this is an advisory vote, the results will not be binding on us or on the compensation committee of the board, and the board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

Resolution

Under this Proposal No. 4, stockholders may vote to have the “say-on-pay” vote every one year, every two years, every three years, or abstain from voting in response to the resolution set forth below.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

You are not voting in this proposal to approve or disapprove our board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to this proposal.

Required Vote

The frequency receiving the highest number of votes of the shares of common stock, series A-1 stock, and series B-1 stock, voting together as a single class, present in person or by proxy and entitled to vote on this proposal at the Annual Meeting will be determined to be the preferred frequency under Proposal 4. Abstentions and broker non-votes will have no effect on this proposal.

The board of directors recommends that stockholders vote for “One Year” on the advisory vote on frequency of advisory approval of executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Reports of all transactions in our common stock by officers, directors and ten percent (10%) stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and ten percent (10%) stockholders were satisfied in a timely fashion, except for the late filing of the following forms: Kelvin did not timely file a Form 4 reporting the acquisition of common stock in payment of board fees on March 15, 2017.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included for the 2019 Annual Meeting, stockholder proposals must be received by us at our principal executive offices located at 3349 Highway 138, Building A, Suite E, Wall, NJ 07719 no later than December 31, 2018, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must do so in accordance with our bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Our bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 90 days and not less than 60 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. Such proposals must be submitted in writing at the address shown above, so that it is received between April 23, 2019 and March 24, 2019. However, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The notice must set forth: (i) the name, age, business address and, if known, residence address of each such nominee; (ii) principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee; and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act. In addition, as to the stockholder giving the notice, the notice must include: (1) the name and record address of such stockholder; and (2) the class and number of shares of Company stock beneficially owned by such stockholder. Our nominating and corporate governance committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the board and other sources. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.

STOCKHOLDER COMMUNICATIONS

The board of directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the board of directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Cecilia Welch, our Chief Financial Officer, at the principal executive offices of the Company at 3349 Highway 138, Building A, Suite E, Wall, NJ 07719. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the board of directors. The Chief Financial Officer has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. The Chief Financial Officer shall promptly forward any and all such stockholder communications to the entire board of directors or the individual director as appropriate.

OTHER MATTERS

The Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the board of directors has not been advised of any other matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2017, is being sent to stockholders of record as of April 25, 2018 with this proxy statement. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders of record as of April 25, 2018, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, April 25, 2018, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at, 3349 Highway 138, Building A, Suite E, Wall, NJ 07719, Attention: Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, www.bio-key.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

By Order of the Board of Directors
/s/ Michael W. DePasquale Michael W. DePasquale
Chairman of the Board of Directors

BIO-KEY INTERNATIONAL, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 21, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 21, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E48041-P09446

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIO-KEY INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	!	!	!

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1) Michael W. DePasquale
2) Kwok Fong Wong (Kelvin)
3) Robert J. Michel
4) Thomas E. Bush, III
5) Pieter Knook
6) Thomas Gilley
7) Yao Jianhui
8) Fabian Shin

The Board of Directors recommends you vote FOR **proposals 2 and 3:**

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. APPROVAL OF, ON AN ADVISORY BASIS, THE FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION.	!	!	!	!

The Board of Directors recommends you vote FOR **proposal 5:**

	For	Against	Abstain
5. APPROVAL TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.	!	!	!

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

E48042-P09446

BIO-KEY INTERNATIONAL, INC.
Annual Meeting of Stockholders
June 22, 2018 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Michael W. DePasquale as his or her true and lawful agent and proxy with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of BIO-key International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 22, 2018 at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, and at any adjournment(s), continuation(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR ALL" in Proposal 1, "FOR" Proposals 2, 3 and 5 and "1 YEAR" in Proposal 4.

Continued and to be signed on reverse side